EXHIBIT 23.2

Independent Registered Public Accounting Firm's Consent
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To the Board of Directors and Stockholders of
Small Cap Strategies, Inc.


We consent to the use and incorporation by reference in this Form S-8 Registration Statement, of our report dated April 14, 2008 on our audit of the financial statements of Small Cap Strategies, Inc. at December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006.

/s/ Turner, Stone & Company


Certified Public Accountants
Dallas, Texas
December 10, 2008